UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2005

MARCO COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1770 San Marco Road, Marco Island, FL	34145
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 15, 2005, the Board of Directors of Marco Community Bancorp, Inc. took action to accelerate the vesting of 142,500 stock options held by its directors and directors of its subsidiary, Marco Community Bank. All such options are now fully exercisable. The Company estimates that it will save $30,000 in pre-tax expenses in 2006 by accelerating such options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)

Date: December 22, 2005

/s/ Thomas M. Whelan
Thomas M. Whelan
Chief Financial Officer